SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 30, 2000


                             MEDICAL DYNAMICS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                        84-0631765
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(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                            Identification Number)


                             99 Inverness Drive East
                            Englewood, Colorado 80112
                           --------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                  --------------------------------------------
                  former name or former address, if applicable


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Item 5. Other Events.
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     On October 30, 2000, Medical Dynamics, Inc. (Nasdaq SmallCap-MEDY), a
nationwide provider of dental practice management software and integrated technology solutions, announced that it entered into a first amendment to the definitive Amended and Restated Merger Agreement with InfoCure Corporation (Nasdaq-INCX) which had been signed by the parties on October 10, 2000. InfoCure and Medical Dynamics had entered into the original merger agreement on December 21, 1999. The Amended and Restated Merger Agreement provides for InfoCure to acquire all outstanding Medical Dynamics common stock in exchange for shares of InfoCure common stock and its 6% preferred stock (subject to certain exceptions). It also provides for an outside closing date of December 31, 2000.

     The October 30, 2000, amendment which Medical Dynamics and Infocure have signed includes the following provisions, in addition to certain other changes:

o Medical Dynamics may terminate the merger agreement without penalty upon notice to InfoCure, if the average price of InfoCure common stock for the 20 trading days ending on the fourth day preceding the date of Medical Dynamics shareholders' meeting reduces below $3.45 per share. If Medical Dynamics provides such notice, InfoCure may reject the termination and adjust the common stock merger ratio or pay $0.2372 per share of Medical Dynamics common stock in cash, in lieu of issuing any InfoCure common stock. In either case, if InfoCure elects to complete the merger following Medical Dynamics' notice, Medical Dynamics shareholders will receive shares of InfoCure preferred stock.

o InfoCure may terminate the merger agreement without penalty upon notice to Medical Dynamics if the average price of InfoCure common stock for the 20 days ending on the fourth trading day preceding the date of the Medical Dynamics shareholders' meeting exceeds $6.41 per share.

o Medical Dynamics may adjourn or extend the shareholders' meeting from time-to-time.

o If InfoCure provides notice to Medical Dynamics of its intention to pay $0.2372 per share to the Medical Dynamics shareholders, all shareholders of Medical Dynamics will have the right to dissent from the transaction as provided by the Colorado Business Corporation Act. InfoCure and Medical Dynamics will make an announcement whether cash consideration will be paid not later than the opening of the market on the third trading day preceding the date of the shareholders' meeting to give all shareholders notice of any change in the consideration to be paid and of their right to dissent.

o Medical Dynamics and InfoCure recognize that the transaction as completed may not be considered to be a 'tax free reorganization' under the Internal Revenue Code and, therefore, Medical Dynamics shareholders may have to recognize gain or loss in certain circumstances.

     Infocure has not yet filed a registration statement on Form S-4 for the contemplated transaction, but expects to do so in the near future. When filed and effective, the registration statement will include Medical Dynamic's proxy

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statement for its special meeting of shareholders to consider the transaction.
That meeting is not yet scheduled but is expected to be held in mid-December, 2000. The record date for that meeting has been established at October 18, 2000. The merger is subject to approval by Medical Dynamics shareholders at a meeting.

     Upon completion of the merger (and subject to the right of Medical Dynamics or InfoCure to terminate, based on the stock price of InfoCure common stock as discussed above), one current share of Medical Dynamics common stock will convert to

     o 0.06873 shares of InfoCure common stock (or, in certain cases as discussed above, a cash payment of $0.2372 per share) and

     o    0.07558 shares of a series of InfoCure 6% preferred stock.

     The InfoCure 6% preferred stock will have a liquidation preference of $5.44 per share and will be exchanged for shares of 6% preferred stock of InfoCure's PracticeWorks subsidiary. The shares of InfoCure preferred stock will be represented by depository receipts equal to 1/10th share of preferred stock or greater. The shares of PracticeWorks preferred stock to be issued in the spin-off will be convertible into 1.5% of PracticeWorks common stock outstanding on a fully-diluted basis immediately after that spin-off occurs.

     Persons holding 100 or fewer shares of Medical Dynamics common stock will receive cash at the rate of $.75 per share. Persons holding options and warrants to acquire Medical Dynamics common stock prior to the merger will be entitled to receive options to acquire InfoCure common stock (PracticeWorks common stock after the spin-off occurs).

     InfoCure, through its operating divisions PracticeWorks and VitalWorks, is a leading national provider of information management technology and services targeted to healthcare practices that operate in a variety of specialties, including anesthesiology, dental, dermatology, emergency medicine, oral and maxillofacial surgery, orthodontics, pathology, podiatry, radiology, and enterprise-wide medical entities. The company's wide range of technological solutions automate the administrative, financial and clinical information management functions for doctors and other healthcare providers, and will provide a broad platform for electronic commerce. InfoCure provides its customers with ongoing software services, training and electronic data interchange (EDI) services.

     On August 22, 2000, InfoCure announced a proposed spin-off of its PracticeWorks operating division to its shareholders. PracticeWorks provides information management technology and services to its approximately 38,000 dentists, orthodontists, and oral and maxillofacial surgeons. PracticeWorks expects to be an independent public company and will apply for listing on the Nasdaq National Market. After the spin-off, InfoCure expects to change its name to VitalWorks, and will concentrate its operations on management information technology and e-health services exclusively for medical practices, including the delivery of its previously announced ASP products. InfoCure also announced that, at the time of the spin-off, each company will have a separate and

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unrelated board of directors and independent management teams. James K. Price will become CEO and Richard E. Perlman will become chairman of PracticeWorks. Frederick L. Fine will become chairman of VitalWorks.

     InfoCure announced that it anticipated to complete the proposed spin-off in the fourth quarter of this year. At the time of the distribution, each InfoCure shareholder of record will receive a pro rata dividend of PracticeWorks common stock in a ratio to be determined prior to the spin-off of PracticeWorks shares. InfoCure has agreed to complete its merger with Medical Dynamics before the completion of the PracticeWorks spin-off. Consequently, shareholders of Medical Dynamics will be shareholders of InfoCure at the time the spin-off occurs and will participate in the spin-off.

     Certain statements contained in this report may be forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks including, but not limited to, future economic conditions, competitive products and pricing, new product development, the delivery of products under existing contracts and other factors.

Item 7. Financial Statements and Exhibits
-----------------------------------------

     (A)  Not applicable.

     (B)  Not applicable.

     (C)  Exhibits

          10. Amendment dated October 30, 2000, to the Amended and Restated Agreement and Plan of Merger by and between Medical Dynamics, Inc., CADI Acquisition Corporation., and InfoCure Corporation dated as of October 10, 2000.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MEDICAL DYNAMICS, INC.

November 2, 2000                                 By: /s/ Van A. Horsley
                                                 ----------------------
                                                 Van A. Horsley, President




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